                                   SCHEDULE 1

         Separate Accounts of Lincoln Life & Annuity Company of New York
                              Investing in the Fund
                                As of May 1, 2000



Separate Account                                                                Date Created
----------------                                                                ------------

Lincoln Life & Annuity Variable Annuity Separate Account L                      July 24, 1996

Lincoln Life & Annuity Flexible Premium Variable Life Account M                 November 24, 1997

Lincoln New York Separate Account N for Variable Annuities                      March 11, 1999

LLANY Separate Account R for Flexible Premium Variable Life Insurance           January 29, 1998

LLANY Separate Account S for Flexible Premium Variable Life Insurance           March 2, 1999


                                   SCHEDULE 2

                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                                As of May 1, 2000


LINCOLN VUL

DELWARE-LINCOLN CHOICE PLUS VARIABLE ANNUITY

LINCOLN SVUL

LINCOLN CVUL

GROUP VARIABLE ANNUITY (GVA) I, II, III

                                  AMENDMENT TO
                                   SCHEDULE 4

                          Series in the Fund Available
                          to the Contracts and Policies
                              Listed on Schedule 2
                                As of May 1, 2000


Trend Series
Emerging Markets Series
Small Cap Value Series
High Yield Series
REIT Series
Devon Series
Growth & Income
Select Growth
Social Awareness
International Equity



     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1, 2 and 4 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                             DELAWARE GROUP PREMIUM FUND (Fund)

Date: ________________       By: _____________________________________________
                                    David K. Downes
                                    President and Chief Executive Officer


                             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                             (Company)

Date: ________________       By: _____________________________________________
                                    Troy D. Panning
                                    CFO/2nd Vice President


                             DELAWARE DISTRIBUTORS, LP (Distributor)
                             by DELAWARE DISTRIBUTORS, INC. (General Parties)

Date: ________________       By: _____________________________________________
                                    Bruce D. Barton
                                    President